UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): September 17, 2019

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 17, 2019, IZEA Worldwide, Inc. (“IZEA” or the “Company”) appointed Justin Andrews to serve as Chief Financial Officer of the Company.
Mr. Andrews, age 40, previously served as the Vice President of Finance for ESW Capital (Trilogy), a private equity group, where he acted as the Chief Financial Officer of multiple technology-based companies in his portfolio since 2018. Prior to his role with ESW Capital, Mr. Andrews held several positions, including Director of Finance, at Mobi Corp., which was later acquired by BSM Technologies, from 2013 to 2018.
Prior to these positions, Mr. Andrews served as Head of Finance for Vantage Administration Services and United Payment Services. He is a Licensed Certified Public Accountant. Mr. Andrews holds a Bachelor of Business Administration with a major in Accounting from Texas Tech University.
In connection with his appointment, the Company entered into an employment agreement with Mr. Andrews (the “Employment Agreement”) pursuant to which he will receive an annual base salary of $225,000 and will be eligible for bonus distributions as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. The Employment Agreement has a three-year term and is subject to early termination for any reason upon written notice to Mr. Andrews and in the case of death, disability and cause. If terminated for any reason other than death, disability or cause or if Mr. Andrews terminates the Employment Agreement for good reason (as defined therein), Mr. Andrews will be entitled to a severance of four (4) months of his then current salary. In the case of termination due to disability, Mr. Andrews will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the Employment Agreement) and Mr. Andrews’ employment terminates within six months following the change of control, then in certain cases he will be entitled to such amount equal to his then current compensation for the greater of four (4) months thereafter or the time remaining between the termination and the six-month anniversary of the change of control.
Upon the start of his employment, Mr. Andrews received 20,000 stock options vesting 25% one year from issuance and the remaining 75% in equal monthly installments for three years thereafter. He is also entitled to receive annually $25,000 worth of stock options.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.1.
There are no family relationships between Mr. Andrews and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
IZEA announced the appointment of Mr. Andrews on September 19, 2019 in a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Employment Agreement between IZEA Worldwide, Inc. and Justin Andrews effective September 17, 2019.
99.1	Press release issued by IZEA Worldwide, Inc. on September 19, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: September 19, 2019	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer